                        [LOGO OF BARCLAYS APPEARS HERE]
                  [LETTERHEAD OF BARCLAYS BANK APPEARS HERE]


                                                                   Exhibit 10.14


PRIVATE & CONFIDENTIAL                            Your Ref:
G Duffy Esq                                       Our Ref:
Director                                          Direct Dial:  ALLEN SPALDING
Microtouch Systems Ltd                                          01923 482551
163 Milton Park
Milton
ABINGDON
Oxon OX14 4SD                                                   7th April 1998



Dear Gerry

I believe Jan Harrison has already confirmed to you verbally that your request for an increase in the gross overdraft limit for both Sterling and Currency accounts has been increased to (P)1.5 million. In addition to this, I would also confirm that I have obtained the agreement from my Credit Committee to reduce
                                                                       ------
the interest margin from 1.75% down to 1.5%. With regard to the Bonds,
-------------------------------------------                     -----
Guarantees and Indemnities limit of (P)1 million, this is now available to you
------------------------------------------------------------------------------
without the requirement for Cash Cover. We no longer need to hold (P) 700K in
--------------------------------------
the bank as security for VAT payments. By way of security, the Bank will look to the outstanding amount of any liabilities to be covered twice times by Good Debtors after deducting Preferential Creditors.

In respect of the above amendments, I now enclose revised Facility Letters and, subject to your agreement to the Terms and Conditions, I should be grateful if you would arrange for the second copies to be signed and returned to this office for my attention.

Finally, I would ask you to let me know if there are any other issues or service concerns which you have.

With kind regards

Yours sincerely


/s/ ALLEN SPALDING
   ---------------

A F SPALDING
SENIOR CORPORATE MANAGER

                [LETTERHEAD OF BARCLAYS BANK PLC APPEARS HERE]

The Directors                                           Your Ref: Allen Spalding
Microtouch Systems Limited                              Our Ref: 01923 482551
163 Milton Park                                         Direct Dial:
Abingdon
Oxon
OX14 4SD
                                                                  7th April 1998

Dear Sirs

We are pleased to advice you that Barclays Bank PLC (the "Bank") has agreed to provide in aggregate short term facilities of up to (pounds)1,500,000 Gross (one million five hundred thousand pounds sterling) and (pounds)Nil Net (the "Facility") to Microtouch Systems Limited (the "Borrower") as detailed below.

The Schedules attached hereto form part of the terms and conditions of this letter.

Following completion of the acceptance formalities detailed below, the Facility will be available for drawing by the Borrower, subject to the following terms and conditions:

1.   (a) Options Available Within and Utilisation of the Facility

         The Facility may be utilised by way of the following options and in accordance with the provisions of the Schedules related thereto:

         Sterling Overdraft (see Schedule A) and/or
         Foreign Currency Overdraft (see Schedule A) and/or
         Currency Money Market Loan (please see separate facility letter dated 3rd April 1998 for terms and conditions) and/or
         Negotiation Facility (see Schedule B) and/or

         Within the Facility the aggregate of the liabilities due, owing or incurred thereunder shall not at any time exceed (pounds)1,500,000 (or its currency equivalent).

         The Sterling equivalent of the currencies utilised or available to be utilised under the Facility may be calculated by the Bank at any time by reference to the Bank's spot rate of exchange in the London Foreign Exchange Market for the sale of the relevant currency or currencies for Sterling.

     (b)  Ancillary Facilities ("the Facility")

          BACS                               (pounds) 150,000 monthly
          Company Barclayard                 (pounds) 10,000

          Documentary Letters of Credit      (pounds) 1,000,000 (see Schedule B)
          Bonds                              (pounds) 1,000,000 (see Schedule B)

          The Bank is also prepared to provide the Borrower with a Spot & Forward Exchange Transaction facility of up to (pounds) 1,000,000 ("the SFET") (the Facility) utilisation under the SFET shall be in accordance with Schedule C attached hereto.

          BusinessMaster II limits:                           (pounds) 4,910,000

                Inter Account Transfer-Single transfer limit (pounds) 1,500,000 U.K.3 Day Payments
                        Monthly application limit

                                               Salaries       (pounds)   150,000

                        Fortnightly application limit
                                         Trade payments       (pounds)   350,000

                International Payments
                        Single payment limit                  (pounds) 1,500,000
                        Daily limit                           (pounds) 1,500,000

2.   Availability

     All monies owing under the Facility are repayable upon written demand by the Bank and/or any undrawn portion of the Facility may be cancelled by the Bank, at any time. Following demand and/or cancellation, no further utilisation may be made under the Facility.

     The Borrower shall indemnify the Bank on demand against any loss or expense which the Bank may reasonably sustain or incur as a consequence of making such demand or as a consequence of non-performance by the Borrower or any obligation under this letter.

     Any monies not paid following a demand under this clause shall continue to bear interest in respect of any outstanding interest period under the Sterling Overdraft, and the Foreign Currency Overdraft as calculated in the respective Schedules.

     The Bank reserves the right, at any time following a demand under this clause, to purchase with Sterling and currency necessary to convert any amounts outstanding under the Facility, together with interest accrued thereon, to Sterling, whereupon the Borrower shall then become liability to pay the Bank forthwith the relevant Sterling amounts, together with all costs and expenses incurred by the Bank. Interest will continue to be charged as detailed above

In the absence of demand or cancellation by the Bank, the Facilities are available for utilisation until the 28 February 1999. However, the Bank will be pleased to discuss the Borrower's future requirements shortly before that date.

3.  Fees

    A lending fee of (Pounds)1500 is to be charged to the Borrower's current account in quarterly amounts of (Pounds)375. Any subsequent monitoring and control of borrowings will be subject to Management Time Charges. If the Borrower's account exceeds the agreed Facility limit the Bank will normally make separate additional charges to cover the cost incurred as a result.


4.  Security and/or Guarantee(s)

    The Borrower's obligations hereunder will be secured by:

    a)  The existing Debenture given on the Bank's standard form,
    b) The existing Letter of Set-Off between all accounts held in the name of Microtouch Systems Limited in sterling or any currency,

    Letter of Credit exposure is to be fully cash covered in the same currency as the relevant liability.

    This security together with any other security which is now held, or hereafter may be held, by the Bank will secure all moneys and liabilites which shall from time to time be due, owing or incurred to the Bank by the Borrower, whether actually or contingently.

    The Bank reserves the right to obtain an up-to-date professional valuation on any assets held as security at the Borrower's expense.

5.  Information

    The Borrower undertakes to provide the Bank with copies of.

    a) audited Consolidated Profit and Loss account and Balances Sheet as soon as they are available and not later than 180 days from the end of each accounting reference period,
    b) quarterly management accounts within 28 days of the quarter end, along with any other information which the Bank may reasonably request from time to time.
    c) debenture figures on a quarterly basis. Outstanding Liabilities, based on face amount of Bonds, Guarantees, and Indemnities to be covered twice by good debtors (less than 90 days) after deducting preferential creditors.

6.  Change of Circumstances

                              MICROTOUCH-SYSTEMS
                                  MICROTOUCH



    In the event of any change in applicable law or regulation or the existing requirements of, or any new requirements being imposed by, the Bank of England or other regulatory authority the result of which, in the sole opinion of the Bank, is to increase the cost of it of funding, maintaining or making available the Facility (or any undrawn amount thereof) or to reduce the effective return to the Bank, then the Borrower shall pay to the Bank such sum as may be certified by the Bank to the Borrower as shall compensate the Bank for such increased cost or such reduction.

7.  Set-Off

    Any sum of money at any time standing to the credit of the Borrower with the Bank in any currency upon any account or otherwise (whether or not any such account is held in the Borrower's name) or provided to the Bank as cover for any bills may be applied by the Bank at any time (without notice to the Borrower) in or towards the discharge of any money or liabilities now or hereafter due, owing or incurred to the Bank by the Borrower hereunder (whether presently payable or not).

8.  Currency Indemnity

    If, for any reason, any amount payable to the Bank is received or recovered in a currency other than the contractual currency in which it is due, then, to the extent that the amount actually received or recovered by the Bank (when converted to the Bank into the contractual currency, the Borrower shall, as a separate and independent obligation, reimburse the Bank on demand (on a full indemnity basis) for the amount of such shortfall.

9.  Applicable Law

    This letter shall be governed by and construed and take effect in accordance with English Law.




10.  Acceptance

     Prior to the Facility being utilised, the Borrower shall provide the Watford Corporate Banking Centre (the "Branch") with the following:

     (a) the enclosed duplicate of this letter duly signed on the Borrower's behalf as evidence of acceptance of the terms and conditions stated herein, and

     (b) a certified true copy of a resolution of the Borrower's Board of Directors:-

          i.   accepting the Facility on the terms and conditions stated herein,

          ii. authorising a specified person, or persons, to sign and return to the Bank the duplicate of this letter,

          iii. authorising the Bank to accept instructions and confirmations in connection with the Facility signed in accordance with the Bank's signing mandate current from time to time.

     (c)  confirmed specimens of the signatures of those officers referred to in
          b. ii above.

This offer will remain available for a period of one month from the date of this letter after which it will lapse if not accepted.

Yours faithfully
FOR AND ON BEHALF OF
BARCLAYS BANK PLC




/s/ Allen Spalding

ALLEN SPALDING
SENIOR CORPORATE MANAGER




Accepted on the above terms and conditions contained therein, pursuant to a resolution of the Board of Directors, a certified copy of which is attached hereto.


FOR AND ON BEHALF OF
MICROTOUCH SYSTEMS LIMITED

   /s/ R. SENIOR             DIRECTOR
-----------------------------

        15 May 98            DATE
-----------------------------

Microtouch Systems Limited
--------------------------



Minutes of a meeting of the Board of Directors held on 15/5/98 at 163 MILTON PARK, ABINGDON.

PRESENT:        R. SENIOR

                G. DUFFY


There was produced to the meeting a Facility Letter dated 7th April 1998 from Barclays Bank Plc. ("the Bank"), Corporate Banking Centre to the Company setting out the terms and conditions upon which the Bank has agreed to provide in aggregate short term facilities of up to (Pound)1,500,000.00 until 28th February 1999.


IT WAS RESOLVED


1. THAT the terms and conditions of the Facility as set out in the said Facility Letter be and they are hereby approved and accepted.

2. THAT R. SENIOR be and hereby authorised to sign on behalf of the Company the copy of the said Facility Letter to indicate acceptance of the terms and conditions.

3. THAT the Bank be and is hereby authorised to act in all matters relating to the Facility upon instructions from the Company signed in accordance with the Bank's mandate for the Company's account with the Bank, current from time to time.


I hereby certify the above to be true extract from the minutes of the Board of Directors held on the date shown above.






/s/ R. SENIOR - Director                Date:  15 May 98
 ...............................              ...............................

G. Duffy                                       15/5/98
 ...............................              ...............................
COMPANY SECRETARY

                                  SCHEDULE A


Sterling Overdraft
------------------

The Sterling Overdraft will be available on the Borrower's current account at the Branch with interest charge at a rate of 1.50% per annum over the Bank's Base Rate current from time to time. Borrowing in excess of the agreed facility will be charged at a rate of 15% over Barclays Base Rate. Interest together with other charges will be debited to the Borrower's current account at the Branch quarterly in arrears in March, June, September and December each year or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over a 365 day year.


Foreign Currency Overdraft
--------------------------

The Foreign Currency Overdraft will be made available in any currency (other than sterling) as previously agreed by and arranged with the Bank, and which currency is freely transferable and available to the Bank in the normal course of business.

The Foreign Currency Overdraft will be available on the Borrower's foreign currency account with interest charged at 1.50% per annum over the Bank's call loan rate current from time to time. Interest together with other charges will be debited to the Borrower's foreign currency account quarterly in arrears in March, June, September and December each year or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over a 360 day year.

                                  SCHEDULE B

Documentary Letters of Credit
-----------------------------

The Bank is prepared to open Documentary Letters of Credit on instructions from the Borrower to provide for the purchase of commodities as may be agreed by the Bank from time to time. All Documentary Letters of Credit are issued subject to the terms and conditions set out in the Bank's standard form for opening Documentary Letters of Credit and are also subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision)", or any subsequent revision as issued by the International Chamber of Commerce. Pricing will be decided on a case by case basis.


Guarantees, Bonds and Indemnities
---------------------------------

The Bank is prepared to consider issuing guarantees, bonds and indemnities on behalf of the Borrower in respect of normally accepted and commercial transactions, subject to prior agreement with the Bank and receipt of the necessary counter indemnities. Pricing is agreed at 0.60%.


Negotiation of Sterling/Foreign Currency Cheques and Bills of Exchange Payable
------------------------------------------------------------------------------
Abroad
------

The Bank will purchase, with recourse, suitable foreign currency and sterling cheques payable abroad and/or approved foreign currency or sterling bills of exchange payable abroad. The suitability of those cheques and bills of exchange which the Bank is prepared to purchase is entirely at the discretion of the Bank, and is subject to the Uniform Rules for the Collection of Commercial Paper (1996 REvision). Pricing will be decided on a case by case basis.

                                  SCHEDULE C

SFET
----

The SFET facility covers the maximum liability of the Borrower to the Bank outstanding at any time under contracts of not more than 12 months duration for the forward purchase of sale of foreign currency for delivery at a future date and spot purchase or sale of foreign currencies, but excludes purchases or sales where the Bank is required irrevocably to pay away funds prior to receiving firm confirmation of incoming cover.

When wishing to utilise the SFET facility the Borrower should telephone St Albans International Banking Centre on 01727 775659/5660. All payments and delivery instructions are to be advised to and processed by the Branch and confirmed by letter at the earliest opportunity.

                    EUROCURRENCY LOAN AGREEMENT (Corporate)

We are pleased to advise you that Barclays Bank PLC ("the Bank") has agreed to provide a medium term eurocurrency loan facility ("the Facility") upon and subject to the terms and conditions set out below and overleaf and the attached Special Conditions, if any, to:

NAME  MICROTOUCH SYSTEMS LIMITED     ADDRESS  163 MILTON PARK
    ------------------------------          ---------------------------------
                                              ABINGDON
    ------------------------------          ---------------------------------
                                              OXON OX14 4SD
    ------------------------------          ------------------("The Borrower")

Full names of company as registered
--------------------------------------------------------------------------------
                             THE LOAN AND DRAWDOWN
                          Deutschemark/French Franc/
                          Currency: (the "Currency")

Amount:"                                                           OR
        -----------------------------------------------------------
Please see facility letter dated 7 April 1998
                     "The Currency equivalent of (P)
                                                    ----------------------

The aggregate principal amount advanced (including any capitalised interest) and for the time being outstanding in the Currency, or (if converted under condition II overleaf) in sterling, is referred to as the "Loan."
The Facility may be drawn, following completion of the acceptance formalities and any security formalities in each case as set out herein, "in one amount OR "in Minimum amounts and multiples of ("the Currency equivalent of)
                                                                  -------------
by 28/12/99 after which date the Bank's commitment to provide any undrawn amount
  ---------
will lapse.
--------------------------------------------------------------------------------
                                PURPOSE OF LOAN

To cover translation risk on trading by subsidiary companies.
--------------------------------------------------------------------------------
                                   REPAYMENT

The Loan will be repaid in the following installments (subject to adjustment under condition 7 overleaf where applicable):

"Installments of principal ("the Currency equivalent of)
                                                        ----------------------
By expiry of this facility on 28th February 1999

OR
"as a single repayment in full on the rollover of the facility (with interst paid separately).
--------------------------------------------------------------------------------
                                  PREPAYMENT

--------------------------------------------------------------------------------
                                     FEES

(a) A negotiation of  NIL   payable on acceptance of this offer.
                    --------
(b) A commitment fee of   NIL   % p.a. payable in accordance with condition 4
                       ---------
    overleaf.
--------------------------------------------------------------------------------
                                   INTEREST
Rate: 1.50 % p.a.
     ------

over the rate at which deposits in the relevant currency are offered to the Bank in the London Inter-Bank Market two Business Days prior to the first day of an Interest Period for value on such date for a similar amount and Interest Period ("LIBOR").
--------------------------------------------------------------------------------
                             SECURITY/GUARANTEE(S)

The Loan is to be secured/guaranteed by:

See facility letter dated 7 April 1998. All currency borrowing is to be fully
--------------------------------------------------------------------------------
cash covered by credit balances charged on the Bank's standard form.
------------------------------------------------------------------
and any other security which is now held or hereafter may be held by the Bank, all of which is to secure all money and liabilities which shall from time to time be due, owing or incurred, whether actual or contingent, to the Bank by the Borrower.
--------------------------------------------------------------------------------
                                 UNDERTAKINGS

The undertaking set out under condition 9 overleaf "will not apply. or "will apply as follows":

"9(a) with the reference to Subsidiaries applying to
"ALL Subsidiaries, and
--------------------------------------------------------------------------------
                              SPECIAL CONDITIONS

"The enclosed Special Conditions sheet(s) form(s) part of this Agreement".
--------------------------------------------------------------------------------
THIS OFFER WILL LAPSE IF NOT ACCEPTED WITHIN ONE MONTH OF THE DATE SHOWN BELOW.
--------------------------------------------------------------------------------
                                  SIGNATURES
for BARCLAYS BANK PLC

This offer is accepted by the Borrower

By /s/ Signature appear here
  -----------------------------------------------------------------------------
   FOR AND ON BEHALF OF MICROTOUCH SYSTEMS LTD.
  -----------------------------------------------------------------------------
DATE 15 MAY 98
    ---------------------------------------------------------------------------
--------------------------------------------------------------------------------
The Borrower should return the top copy together with a CERTIFIED true copy of a Board Resolution (as detailed over) and the attached unammended duplicate Special Conditions (white), if any, and retain the bottom copy of the offer letter and the copy, if any, of the Special Conditions (pink). Blue copies to be retained by branch.

                              *Delete as appropriate  ____ Insert as appropriate